                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE

                     First USA Bank, National Association

                      First NBC Credit Card Master Trust
                                 Series 1997-1


                  For the October 11, 2000 Determination Date

                          For the 38th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

   1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

   2 First USA Bank, National Association is Servicer under the Pooling and Servicing Agreement.

   3    The undersigned is a Servicing Officer.

   4 The date of this Certificate is October 11, 2000, which is a Determination Date under the Pooling and Servicing Agreement.

   5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $109,957,680

        (a) The aggregate amount of Collections of Finance
            Charge Receivables collected during the preceding Monthly
            Period the Collections of Finance Charge Receivables    $ 12,986,519

        (b) The aggregate amount of Collections of Principal
            Receivables collected during the preceding Monthly Period
            the Collections of Principal Receivables was            $ 96,971,162

   6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $908,565,992

   7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

   8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

   9    The amount, if any, by which the sum of the balance of the
        Excess Funding Account and the Aggregate Principal
        Receivables exceeds the Minimum Aggregate Principal
        Receivables required to be maintained pursuant to the
        Pooling and Servicing Agreement, is equal to                $190,119,755

   10   The amount, if any, of the withdrawal of the Specified
        Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer
        Date is $0.00

 Monthly Servicer's Certificate
 Page 2  (all amounts in dollars except percentages)


 11     Monthly Period Trust Activity
 (a)    Trust Activity                                                          Total Trust
      =====================================================           ============================
        Beginning Aggregate Principal Receivables                                      896,728,980
        Beginning Excess Funding Account Balance                                                 0
        Beginning Total Principal Balance                                              896,728,980
        Collections of Finance Charge Receivables                                       12,986,519
        Discount Percentage                                                                      0
        Discount Option Receivables Collections                                                  0
        Net Recoveries                                                                           0
        Total  Collections of Finance Charge Receivables                                12,986,519
        Total Collections of Principal Receivables                                      96,971,162
        Net Default Amount                                                               2,815,014
        Minimum Aggregate Principal Receivables Balance                                700,000,000
        Ending Aggregate Principal Receivables                                         890,119,755
        Ending Excess Funding Account Balance                                                    0
        Ending Total Principal Balance                                                 890,119,755

 (b)    Series Allocations                                                     Series 1997-1         Series 1998-1    All Series
      =====================================================           ===========================================================
        Group Number                                                                             1               2
        Investor Interest                                                              300,000,000     400,000,000    700,000,000
        Adjusted Investor Interest                                                     300,000,000     400,000,000    700,000,000
        Principal Funding Account Balance                                                        0               0              0
        Minimum Transferor Interest                                                                                    62,308,383

 (c)    Group I Allocations                                                    Series 1997-1         Total Group I
      =====================================================           ============================================
        Investor Finance Charge Collections                                              4,344,630       4,344,630

        Investor Monthly Interest                                                        1,562,319       1,562,319
        Investor Monthly Fees (Servicing Fee)                                              375,000         375,000
        Investor Default Amounts                                                           941,761         941,761
        Investor Additional Amounts                                                              0               0
        Total                                                                            2,879,080       2,879,080

        Reallocated Investor Finance Charge Collections                                  4,344,630       4,344,630
        Available Excess                                                                 1,465,550       1,465,550

   12   Series 1997-1 Certificates
                                                                               Series 1997-1           All Other     Transferor's
 (a)    Investor/Transferor Allocations                       Trust              Interest               Series         Interest
      ===========================================================================================================================
        Beginning Investor/Transferor Amounts              896,728,980                 300,000,000     400,000,000    196,728,980
        Beginning Adjusted Investor Interest               896,728,980                 300,000,000     400,000,000
        Floating Investor Percentage                         100.00000%                 33.454924%       44.606566%
        Fixed Investor Percentage                              0.00000%                   0.00000%         0.00000%
        Collections of Finance Chg. Receivables             12,986,519                   4,344,630       5,792,840
        Collections of Principal Receivables                96,971,162                  32,441,629      43,255,505
        Net Default Amount                                   2,815,014                     941,761       1,255,681

        Ending Investor/Transferor Amounts                 890,119,755                 300,000,000     400,000,000    190,119,755

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 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)


                                                                                                         Collateral
 (b)    Monthly Period Funding Requirements                            Class A       Class B              Interest         Total
      ==============================================================================================================================
        Principal Funding Account                                              0                    0               0              0
        Principal Funding Investment Proceeds                                  0                    0               0              0
        Withdrawal from Reserve Account                                        0                    0               0              0
        Available Reserve Account Amount                                       0                    0               0              0
        Required Reserve Account Amount                                        0                    0               0              0

        Coupon                                                           6.15000%            6.35000%         7.22125%      6.24928%
        Floating Investor Percentage                                    28.93851%            2.34184%         2.17457%     33.45492%
        Fixed Investor Percentage                                              0                    0               0              0
        Investor Monthly Interest                                      1,329,938              111,125         121,257      1,562,319
        Overdue Monthly Interest                                               0                    0               0              0
        Additional Interest                                                    0                    0               0              0
             Total Interest Due                                        1,329,938              111,125         121,257      1,562,319
        Investor Default Amounts                                         814,623               65,923          61,214        941,761
        Investor Monthly Fees                                            324,375               26,250          24,375        375,000
        Investor Additional Amounts                                            0                    0               0              0
             Total Due                                                 2,468,936              203,298         206,846      2,879,080

                                                                                                         Collateral
 (c)    Certificates - Balances and Distributions                      Class A       Class B              Interest         Total
      ==============================================================================================================================
        Beginning Investor Interest                                  259,500,000           21,000,000      19,500,000    300,000,000
        Monthly Principal-Prin. Funding Account                                0                    0               0              0
        Principal Payments                                                     0                    0               0              0
        Interest Payments                                              1,329,938              111,125         121,257      1,562,319
        Total Payments                                                 1,329,938              111,125         121,257      1,562,319
        Ending Investor Interest                                     259,500,000           21,000,000      19,500,000    300,000,000

 (d)    Information regarding Payments in respect of the Class A
        Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                   5.125000
        2.  Amount of Payment in respect of Class A Monthly
            Interest                                                                                                        5.125000
        3.  Amount of Payment in respect of Class A Overdue
            Monthly Interest                                                                                                       0
        4.  Amount of Payment in respect of Class A Additional
            Interest                                                                                                               0
        5.  Amount of Payment in respect of Class A Principal                                                                      0

 (e)    Class A Investor Charge-Offs/Reimbursement of Class A
        Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                           0
        2.  Amount of Class A Investor Charge-Offs per $1,000                                                                      0
            original certificate principal amount                                                                                  0
        3.  Total amount reimbursed in respect of Class A Investor
            Charge-Offs                                                                                                            0
        4.  Amount reimbursed in respect of Class A Investor
            Charge-Offs per $1,000 original
            principal amount                                                                                                       0
        5.  The amount, if any, by which the outstanding Principal
            Balance of the Class A
            Certificates exceeds the Class A Adjusted Investor
            Interest after giving effect to all
            transactions on such Distribution Date                                                                                 0

 (f)    Information regarding Payments in respect of the Class B
        Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                                   5.291667
        2.  Amount of Payment in respect of Class B Monthly
            Interest                                                                                                        5.291667
        3.  Amount of Payment in respect of Class B Overdue
            Monthly Interest                                                                                                       0
        4.  Amount of Payment in respect of Class B Additional
            Interest                                                                                                               0
        5.  Amount of Payment in respect of Class B Principal                                                                      0

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 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

 (g)    Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e)
        of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                      0
        2.  Amount of reductions in Class B Investor Interest per
            $1,000 original certificate
            principal amount                                                                                                       0
        3.  Total amount reimbursed in respect of reductions of                                                                    0
            Class B Investor Interest
        4.  Amount reimbursed in respect of reductions of Class B
            Investor Interest per
            $1,000 original certificate principal amount                                                                           0
        5.  The amount, if any, by which the outstanding Principal
            Balance of the Class B
            Certificates exceeds the Class B Investor Interest after
            giving effect to all
            transactions on such Distribution Date                                                                                 0

 (h)    Information regarding Distribution in respect of the
        Collateral Interest
        1.  Total distribution                                                                                              6.218299
        2.  Amount of distribution in respect of Collateral                                                                 6.218299
            Monthly Interest
        3.  Amount of distribution in respect of Collateral                                                                        0
            Overdue Interest
        4.  Amount of distribution in respect of Collateral                                                                        0
            Monthly Principal

 (i)    Amount of reductions in Collateral Interest pursuant to
        clauses (c), (d) and (e)
        of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                            0
        2.  Total amount reimbursed in respect of reductions of                                                                    0
            Collateral Interest

 (j)    Application of Reallocated Investor Finance Charge
        Collections
        1.  Class A Available Funds                                                                                        3,758,105

        a.  Class A Monthly Interest                                                                                       1,329,938
        b.  Class A Overdue Monthly Interest                                                                                       0
        c.  Class A Additional Interest                                                                                            0
        d.  Class A Servicing Fee                                                                                            324,375
        e.  Class A Investor Default Amount                                                                                  814,623

        f.   Excess Spread                                                                                                 1,289,169

        2.  Class B Available Funds                                                                                          304,124

        a.  Class B Monthly Interest                                                                                         111,125
        b.  Class B Overdue Monthly Interest                                                                                       0
        c.  Class B Additional Interest                                                                                            0
        d.  Class B Servicing Fee                                                                                             26,250

        e.  Excess Spread                                                                                                    166,749

        3.  Collateral Holder Available Funds                                                                                282,401

        a.  Excess Spread                                                                                                    282,401

        4.  Total Excess Spread                                                                                            1,738,319

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 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

 (k)    Application of Excess Spread and Excess Finance Charge
        Collections Allocated to Series 1997-1
        1.  Beginning Excess Spread                                                                                    1,738,319
        2.  Excess Finance Charge Collections                                                                                  0
        3.  Applied to fund Class A Required Amount                                                                            0
        4.  Unreimbursed Class A Investor Charge-Offs                                                                          0
        5.  Applied to fund Class B Required Amount                                                                       65,923
        6.  Reductions of Class B Investor Interest treated as
            Available Principal Collections                                                                                    0
        7.  Applied to Collateral Monthly Interest and unpaid
            Collateral Monthly Interest                                                                                  121,257
        8.  Applied to Collateral Interest Servicing Fee and any
            overdue Collateral Interest Servicing Fee                                                                     24,375
        9.  Collateral Investor Default Amount treated as
            Available Principal Collections                                                                               61,214
        10. Reductions of Collateral Interest treated as Available
            Principal Collections                                                                                              0
        11. Deposit to Reserve Account (if required)                                                                           0
        12. Applied to other amounts owed to Collateral Interest
            Holder                                                                                                             0
        13. Balance to constitute Excess Finance Charge
            Collections for other series                                                                               1,465,550

   13   Trust Performance
 (a)    Delinquencies
        1.  30-59 days                                                                                                12,487,510
        2.  60-89 days                                                                                                 7,041,101
        3.  90 days and over                                                                                          11,493,724
        4.  Total 30+ days delinquent                                                                                 31,022,335

 (b)    Base Rate
            a.  Current Monthly Period                                                                                   8.24928%
            b.  Prior Monthly Period                                                                                     8.24911%
            c.  Second Prior Monthly Period                                                                              8.21830%
 (c)    Three Month Average Base Rate                                                                                    8.23890%

 (d)    Portfolio Yield (gross portfolio yield less net defaults)
            a.  Current Monthly Period                                                                                  13.61148%
            b.  Prior Monthly Period                                                                                    15.78346%
            c.  Second Prior Monthly Period                                                                             14.39117%
 (e)    Three Month Average Portfolio Yield                                                                             14.59537%

 (f)    Excess Spread  Percentage
            a.  Current Monthly Period                                                                                   5.86220%
            b.  Prior Monthly Period                                                                                     8.03435%
            c.  Second Prior Monthly Period                                                                              6.67287%
 (g)    Three Month Average Excess Spread Percentage                                                                     6.85647%

 (h)    Monthly Payment Rate (total collections/beginning                                                               12.26209%
        aggregate principal receivables)

 (i)    Portfolio Adjusted Yield                                                                                         5.36220%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of October


                                    First USA Bank, National
                                    Association, as Servicer

                                    By: /s/ Tracie Klein
                                    --------------------------------------------
                                    Name:  Tracie Klein
                                    Title: First Vice President